SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 27, 2007 (October 29, 2007)
TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 South Barrington Ave., Suite 808 Los Angeles, CA 90049

(Address of Principal Executive Offices) (Zip Code)

(818) 887-6659

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02:     Unregistered Sales of Equity Securities
     On November 2, 2007 a Current Report on Form 8-K was filed reporting, among other things, the issuance of certain warrants by Tri-Isthmus Group, Inc. (the “Company”) to SMP Investments, LLC, a Michigan limited liability company (“SMP”), Anthony J. Ciabattoni, Trustee of the Ciabattoni Living Trust, dated August 17, 2000 (“Ciabattoni”), Steven M. Spector (“Spector”) Waveland Associates, LLC, a California limited liability company (“Waveland, and together with SMP, Ciabattoni, and Spector, the “Holders”). This Amendment No. 1 clarifies that each Holder received warrants from both of the groups of warrants that were issued on October 29, 2007.
     On October 29, 2007, the Company issued two groups of warrants to the Holders. The first group of warrants, a certain number of which were issued to each of the Holders, allows the Holders to purchase up to an aggregate of 1,980,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at an initial exercise price of $0.3125 per share exercisable for a period of three years from the date of issuance, in substantially the form attached hereto as Exhibit 10.1 (the “First Group Warrants”). The second group of warrants, a certain number of which were issued to each of the Holders, allows the Holders to purchase up to an aggregate of 1,237,500 shares of the Company’s Common Stock at an initial exercise price of $0.50 per share, exercisable for a period of three years from the date of issuance, in substantially the form attached hereto as Exhibit 10.2 (the “Second Group Warrants”).

EXHIBITS

Exhibit
Number	Description
10.1	Form of First Group Warrants (as previously filed as Exhibit 10.3 to the Form 8-K filed with the SEC on November 2, 2007)
10.2	Form of Second Group Warrants (as previously filed as Exhibit 10.4 to the Form 8-K filed with the SEC on November 2, 2007)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-ISTHMUS GROUP, INC.
Date: November 27, 2007	By:	/s/ Dennis Smith
Dennis Smith
Chief Financial Officer